Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Third-Quarter Results
Non-GAAP EPS $.37 vs $.12
GAAP EPS $.16 vs $.58
Non-GAAP Earnings Reflect Lower Corporate Expense, Profit Growth in Latin America

RICHMOND, Va., October 30, 2015 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported third-quarter earnings.
Third-Quarter Highlights
GAAP:

•	Total revenue down 13% (9% organic growth); operating margin 3.3% vs 7.0%; EPS $.16 vs $.58
Non-GAAP:

•	Total revenue down 13% (3% organic growth); operating margin 5.0% vs 2.5%; EPS $.37 vs $.12

•	Currency translation reduced revenue by $136 million, operating profit by $17 million and EPS by $.20

•
Largest 5 Markets (U.S., France, Mexico, Brazil, Canada): Profit down 11% (12% organic growth) due primarily to negative currency translation and lower results in U.S. partially offset by improvement in Mexico

•	Global Markets (Latin America, EMEA, Asia): Profit up 5% (20% organic growth) due primarily to growth in Argentina and Chile

•	Corporate expenses declined by $17 million due to improved security performance and other cost reductions

Tom Schievelbein, chairman, president and chief executive officer, said: “Third-quarter non-GAAP earnings were well above year-ago results, as significantly lower corporate expenses and significantly higher profits in Argentina, along with improved results in Mexico and Chile more than offset lower results in the U.S. and currency headwinds that reduced earnings by 20 cents per share. We continue to expect non-GAAP earnings of $1.40 to $1.50 per share in 2015, and $2.00 to $2.20 per share in 2016.  Non-GAAP revenue in both years is expected to be approximately $3 billion.”

Summary of Third-Quarter and Nine Months Results(a)

	Third Quarter			Nine Months
(In millions, except for per share amounts)	2015	2014	% Change	2015	2014	% Change

GAAP
Revenues	$759	873	(13)	$2,296	2,681	(14)
Operating profit (loss)	25	61	(59)	24	(4)	fav
Income (loss) from continuing operations(b)	8	29	(73)	(6)	(29)	(80)
Diluted EPS from continuing operations(b)	0.16	0.58	(72)	(0.12)	(0.60)	(80)

Non-GAAP
Non-GAAP revenues	$740	847	(13)	$2,244	2,502	(10)
Non-GAAP operating profit	37	21	78	108	66	65
Non-GAAP income from continuing operations(b)	18	6	fav	52	21	fav
Non-GAAP diluted EPS from continuing operations(b)	0.37	0.12	fav	1.04	0.43	fav

Summary Reconciliation of Third Quarter GAAP to Non-GAAP EPS(a)

	Third Quarter		Nine Months
	2015	2014	2015	2014
GAAP EPS	$0.16	$0.58	$(0.12)	$(0.60)
FX devaluation in Venezuela	0.05	0.06	0.40	1.71
Venezuela operations(c)	(0.02)	(0.03)	(0.07)	(0.43)
Venezuela impairment(d)	0.01	—	0.43	—
2014 Reorganization and Restructuring costs(e)	0.01	—	0.01	—
2015 Reorganization and Restructuring costs(f)	0.03	—	0.03	—
Mexican settlement losses	0.02	0.03	0.06	0.06
U.S. retirement plans	0.08	0.05	0.25	0.17
Acquisitions and dispositions	—	(0.49)	(0.01)	(0.54)
Share-based compensation adjustment	—	(0.03)	—	0.04
Income tax rate adjustment(g)	0.04	(0.05)	0.06	0.01
Non-GAAP EPS	$0.37	$0.12	$1.04	$0.43
Amounts may not add due to rounding.

(a)	Non-GAAP results are reconciled to the applicable GAAP results on page 14-15.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

(c)
Given the inability to repatriate cash, hyperinflation, fixed exchange rate policy, continued currency devaluations, and the difficulty raising prices and controlling costs, beginning in the first quarter 2015, our non-GAAP results exclude Venezuela operations. Management believes excluding Venezuela enables investors to more effectively evaluate the company’s performance between periods.

(d)
In the second quarter of 2015, Brink’s elected to evaluate and pursue strategic options for the Venezuela business. As a result, we performed an impairment analysis and wrote down the book value of Venezuela property, plant and equipment to our best estimate of current fair value.

(e)
Brink’s reorganized and restructured its business in December 2014 and recognized severance costs of $21.8 million associated with these actions in 2014. Additional charges of $1.2 million were recognized in the first nine months of 2015. See page 12 for more details.

(f)	Brink's initiated an additional restructuring in the third quarter of 2015 and recognized $2.0 million in costs. See page 13 for more details.

(g)
The effective income tax rate in the interim period is adjusted to be equal to the estimated full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated to be 42.0% for 2015 and was 45.7% for 2014.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Third-Quarter 2015 vs. 2014

		Organic	Acquisitions /	Currency		% Change
	3Q'14	Change	Dispositions (a)	(b)	3Q'15	Total	Organic
Revenues:
U.S.	$182	1	—	—	183	1	1
France	133	(1)	—	(21)	111	(17)	—
Mexico	95	6	—	(21)	80	(15)	6
Brazil	96	4	—	(36)	64	(34)	4
Canada	46	—	—	(8)	38	(18)	(1)
Largest 5 Markets	551	10	—	(85)	475	(14)	2
Latin America	95	16	—	(20)	92	(4)	17
EMEA	139	(11)	—	(17)	112	(20)	(8)
Asia	36	5	1	(3)	40	9	15
Global Markets	271	11	1	(40)	243	(10)	4
Payment Services	25	7	—	(10)	22	(15)	26
Revenues - non-GAAP	847	27	1	(136)	740	(13)	3

Other items not allocated to segments(d)	25	52	—	(58)	19	(23)	fav
Revenues - GAAP	$873	79	1	(194)	759	(13)	9

Operating profit:
U.S.	$4	(3)	—	—	1	(64)	(64)
France	17	—	—	(3)	14	(18)	(2)
Mexico	—	5	—	(1)	3	fav	fav
Brazil	5	1	—	(2)	4	(23)	27
Canada	4	—	—	(1)	4	(10)	8
Largest 5 Markets	29	4	—	(7)	26	(11)	12
Latin America	11	10	—	(3)	18	64	95
EMEA	16	(5)	—	(1)	9	(39)	(34)
Asia	6	2	—	—	7	15	26
Global Markets	32	7	—	(5)	34	5	20
Payment Services	(2)	1	—	(1)	(2)	(17)	(46)
Corporate items(c)	(38)	22	—	(5)	(21)	(45)	(59)
Operating profit - non-GAAP	21	34	—	(17)	37	78	fav

Other items not allocated to segments(d)	40	3	(47)	(8)	(12)	unfav	6
Operating profit (loss) - GAAP	$61	36	(47)	(25)	25	(59)	59

Amounts may not add due to rounding.

(a)
Includes operating results and gains/losses on acquisitions, sales and exits of businesses. The 2014 divestiture of an equity interest in a business in Peru is included in “Other items not allocated to segments”.

(b)
The “Currency” amount is the sum of the “monthly currency changes” adjusted for any additional expense recorded under highly inflationary accounting rules. The “monthly currency change” is equal to the Revenues or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month. Venezuela is translated to the U.S. dollar under highly inflationary accounting rules. Net monetary assets in local currency are remeasured to U.S. dollars using current exchange rates with losses recognized in earnings. Nonmonetary assets under these rules are not remeasured to a lower basis in U.S. dollars when the currency devalues. Instead, these assets retain their higher U.S. dollar historical bases and the excess basis is recognized in earnings as each asset is consumed. Both of these effects are included in “Currency” in the “Other items not allocated to segments” line to reconcile to the GAAP amounts.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required by public companies.

(d)	See pages 12 and 13 for more information.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Nine Months 2015 vs. 2014

		Organic	Acquisitions /	Currency		% Change
	YTD '14	Change	Dispositions (a)	(b)	YTD '15	Total	Organic
Revenues:
U.S.	$538	13	—	—	550	2	2
France	395	—	—	(70)	324	(18)	—
Mexico	293	5	—	(47)	251	(14)	2
Brazil	274	9	—	(78)	205	(25)	3
Canada	136	(2)	—	(18)	116	(14)	(1)
Largest 5 Markets	1,635	24	—	(213)	1,447	(12)	1
Latin America	279	43	—	(49)	274	(2)	16
EMEA	414	(15)	—	(59)	340	(18)	(4)
Asia	103	14	7	(8)	117	13	14
Global Markets	796	43	7	(116)	730	(8)	5
Payment Services	71	17	—	(22)	67	(7)	24
Revenues - non-GAAP	2,502	84	7	(350)	2,244	(10)	3

Other items not allocated to segments(d)	179	200	—	(327)	52	(71)	fav
Revenues - GAAP	$2,681	284	7	(677)	2,296	(14)	11

Operating profit:
U.S.	$11	5	—	—	16	45	45
France	28	2	—	(5)	25	(13)	5
Mexico	2	16	—	(3)	16	fav	fav
Brazil	20	(3)	—	(5)	12	(40)	(17)
Canada	9	—	—	(1)	8	(11)	2
Largest 5 Markets	70	20	—	(14)	76	8	28
Latin America	32	28	—	(7)	53	66	86
EMEA	37	(8)	—	(2)	27	(27)	(21)
Asia	17	4	1	(1)	20	18	21
Global Markets	85	24	1	(10)	100	17	28
Payment Services	(3)	(1)	—	(1)	(5)	79	38
Corporate items(c)	(87)	34	—	(9)	(62)	(29)	(39)
Operating profit - non-GAAP	66	76	1	(34)	108	65	fav

Other items not allocated to segments(d)	(69)	(57)	(49)	91	(85)	22	82
Operating profit (loss) - GAAP	$(4)	20	(49)	57	24	fav	fav

Amounts may not add due to rounding.

See page 3 for footnote explanations.

Corporate Expenses
Third-quarter corporate expenses totaled $21 million, down from $38 million last year due to improved security performance (lower theft losses) and ongoing cost reduction efforts. Last year's third-quarter results include a $10 million theft loss in Chile. Corporate expenses include regional management costs, currency transaction gains and losses, costs related to global programs and initiatives, and costs to perform activities required by public companies.
Capital Expenditures and Capital Leases
Through September 30, capital expenditures and capital lease additions were $70 million compared to $88 million in 2014. Full-year 2015 expenditures are expected to total $130 million to $140 million.
Income Taxes
Non-GAAP earnings for the third quarter reflect an effective tax rate of 42%, which is the full-year estimated non-GAAP effective tax rate. On a GAAP basis, the third-quarter tax expense was $14 million (effective rate of 66%) versus $27 million (effective rate of 49%) in 2014.  As a result of the non-deductible Venezuela impairment and remeasurement charges, the full-year 2015 GAAP effective tax rate is expected to be in excess of 100%.
Conference Call
Brink’s will host a conference call on October 30 at 11:00 a.m. Eastern Time to review third-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international) Participants should call in at least five minutes prior to the start of the call. Participants can pre-register at http://dpregister.com/10074784 to receive a direct dial-in number for the call. The call also will be accessible via live webcast at www.Brinks.com. A replay of the call will be available through November 30, 2015, at 877-344-7529 (in the U.S.) or (412) 317-0088 (international). The conference number is 10074784. A webcast replay will also be available at www.Brinks.com.
About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services. For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements

This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2015 non-GAAP outlook, including revenue, operating profit, margin rate and earnings per share, tax rate and capital expenditures; 2016 non-GAAP outlook, including revenue, operating profit, earnings per share, tax rate margin rate outlook for the U.S., and Mexico businesses; and expected cost savings from 2015

Reorganization and Restructuring. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

•	Our ability to improve profitability in our largest five markets;

•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;

•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;

•	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;

•	investments in information technology and adjacent businesses and their impact on revenue and profit growth;

•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;

•	our ability to maintain an effective IT infrastructure and safeguard confidential information;

•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on and cost of repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;

•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;

•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;

•	our ability to integrate successfully recently acquired companies and improve their operating profit margins;

•	costs related to dispositions and market exits;

•	our ability to identify evaluate and pursue acquisitions and other strategic opportunities, including those in the home security industry and emerging markets;

•	the willingness of our customers to absorb fuel surcharges and other future price increases;

•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;

•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;

•	our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance,

•	our loss experience and changes in insurance costs;

•	security threats worldwide and losses of customer valuables;

•	costs associated with the purchase and implementation of cash processing and security equipment;

•	employee and environmental liabilities in connection with our former coal operations, including black lung claims incidence;

•	the impact of the Patient Protection and Affordable Care Act on UMWA and black lung liability and the Company's ongoing operations;

•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

•	the nature of our hedging relationships;

•	counterparty risk;

•	changes in estimates and assumptions underlying our critical accounting policies;

•	our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings;

•	public perception of the Company's business and reputation;

•	access to the capital and credit markets;

•	seasonality, pricing and other competitive industry factors;

•	and the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2014, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions except as noted)

	2014 GAAP	2014 Non-GAAP(a)	2015 Non-GAAP Outlook(c)	% Change
Revenues(a)	$3,562	3,351	~3,000
Operating profit (loss)(a)	(28)	124	150 – 160
Nonoperating expense	(22)	(22)	(17)
Provision for income taxes(a)	(37)	(47)	(56) – (60)
Noncontrolling interests(a)	31	(6)	(7) – (8)
Income (loss) from continuing operations(a)(b)	(55)	49	70 – 75
EPS from continuing operations(a)(b)	$(1.12)	1.01	1.40 – 1.50

Key Metrics
Revenues Change
Organic			100	3%
Currency			(450)	(14)%
Total			(350)	(11)%

Operating profit margin	(0.8)%	3.7%	5.0% – 5.3%

Effective income tax rate(a)	(74.9)%	45.7%	42.0%

Fixed assets acquired(d)
Capital expenditures	$136		110 – 120
Capital leases(e)	12		20
Total	$148		130 – 140

Depreciation and amortization(d)	$162		145

Amounts may not add due to rounding

Outlook for 2015

•	U.S. operating profit margin of 3% - 4%

•	Mexico operating profit margin of 6% - 8%

Non-GAAP Outlook for 2016(c)

•	Non-GAAP revenues of $3.0 billion

•	Non-GAAP operating profit of $200 million to $220 million

•	$2.00 to $2.20 non-GAAP earnings per share

•	Overall operating profit margin of 6.7% - 7.3%

•	U.S. operating profit margin of 6%

•	Mexico operating profit margin of 10%

•	Non-GAAP effective tax rate of 39%

(a)	See pages 14 and 15 for reconciliation to GAAP.

(b)	Attributable to Brink’s.

(c)
The annual consolidated non-GAAP outlook amounts for 2015 and 2016 are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort.

(d)	Fixed assets acquired and depreciation and amortization are on a GAAP basis.

(e)	Includes capital leases for newly acquired assets only.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(In millions, except for per share amounts)

	Third Quarter		Nine Months
	2015	2014	2015	2014

Revenues	$759.2	872.5	$2,295.6	2,681.1

Costs and expenses:
Cost of revenues	616.4	726.6	1,866.4	2,205.2
Selling, general and administrative expenses	111.1	130.6	343.4	401.9
Total costs and expenses	727.5	857.2	2,209.8	2,607.1
Other operating income (expense)	(6.4)	45.9	(62.2)	(77.8)

Operating profit (loss)	25.3	61.2	23.6	(3.8)

Interest expense	(4.8)	(6.6)	(14.4)	(18.3)
Interest and other income	0.9	0.4	1.7	1.0
Income (loss) from continuing operations before tax	21.4	55.0	10.9	(21.1)
Provision for income taxes	14.1	26.8	37.2	39.6

Income (loss) from continuing operations	7.3	28.2	(26.3)	(60.7)

Loss from discontinued operations, net of tax	(0.1)	(8.6)	(2.4)	(7.4)

Net income (loss)	7.2	19.6	(28.7)	(68.1)
Less net loss attributable to noncontrolling interests	(0.4)	(0.6)	(20.4)	(31.4)

Net income (loss) attributable to Brink’s	$7.6	20.2	$(8.3)	(36.7)

Amounts attributable to Brink’s:
Continuing operations	7.7	28.8	(5.9)	(29.3)
Discontinued operations	(0.1)	(8.6)	(2.4)	(7.4)

Net income (loss) attributable to Brink’s	$7.6	20.2	$(8.3)	(36.7)

Earnings (loss) per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$0.16	0.59	$(0.12)	(0.60)
Discontinued operations	—	(0.17)	(0.05)	(0.15)
Net income (loss)	$0.16	0.41	$(0.17)	(0.75)

Diluted:
Continuing operations	$0.16	0.58	$(0.12)	(0.60)
Discontinued operations	—	(0.17)	(0.05)	(0.15)
Net income (loss)	$0.15	0.41	$(0.17)	(0.75)

Weighted-average shares
Basic	49.4	49.1	49.3	49.0
Diluted	49.9	49.4	49.3	49.0

(a)	Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
(In millions)

Selected Cash Flow Information

	Nine Months
	2015	2014

Property and equipment acquired during the year
Capital expenditures(a)
Largest 5 Markets	$36.0	$50.0
Global Markets	16.7	16.7
Payment Services	1.1	0.4
Corporate items	7.4	15.3
Capital expenditures	61.2	82.4

Capital Leases(b)
Largest 5 Markets	8.4	4.7
Global Markets	—	—
Payment Services	0.1	1.2
Corporate items	—	—
Capital leases	8.5	5.9

Total
Largest 5 Markets	44.4	54.7
Global Markets	16.7	16.7
Payment Services	1.2	1.6
Corporate items	7.4	15.3
Total	$69.7	$88.3

Depreciation and amortization(a)
Largest 5 Markets	$71.6	$81.9
Global Markets	20.6	23.6
Payment Services	2.2	2.7
Corporate items	11.9	14.3
Depreciation and amortization	$106.3	$122.5

(a)	Capital expenditures as well as depreciation and amortization related to Venezuela have been excluded from Global Markets and included in Corporate.

(b)
Represents the amount of property and equipment acquired using capital leases. Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement. Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Segment Results: 2014 and 2015 (Unaudited)
(In millions, except for percentages)

	Revenues
	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
U.S.	$175.8	180.3	181.6	190.1	727.8	$183.6	184.1	182.6	550.3
France	128.8	133.1	132.7	122.8	517.4	105.7	107.4	110.8	323.9
Mexico	100.2	98.1	95.1	94.8	388.2	85.7	85.1	80.4	251.2
Brazil	86.4	91.5	95.8	90.4	364.1	73.8	67.7	63.6	205.1
Canada	44.4	45.3	46.0	44.0	179.7	38.8	39.6	37.9	116.3
Largest 5 Markets	535.6	548.3	551.2	542.1	2,177.2	487.6	483.9	475.3	1,446.8
Latin America	90.6	93.1	95.4	101.5	380.6	90.8	91.2	91.7	273.7
EMEA	136.9	137.5	139.1	142.8	556.3	115.7	112.3	111.5	339.5
Asia	33.0	34.0	36.3	36.5	139.8	38.7	38.6	39.7	117.0
Global Markets	260.5	264.6	270.8	280.8	1,076.7	245.2	242.1	242.9	730.2
Payment Services	22.2	23.8	25.4	25.2	96.6	22.8	22.1	21.7	66.6
Revenue - non-GAAP	818.3	836.7	847.4	848.1	3,350.5	755.6	748.1	739.9	2,243.6

Other items not allocated to segments(a)	131.3	22.3	25.1	33.1	211.8	20.5	12.2	19.3	52.0
Revenues - GAAP	$949.6	859.0	872.5	881.2	3,562.3	$776.1	760.3	759.2	2,295.6

	Operating Profit
	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
U.S.	$1.3	5.9	3.9	11.7	22.8	$8.3	6.4	1.4	16.1
France	6.6	4.9	16.7	11.2	39.4	4.1	6.7	13.7	24.5
Mexico	3.7	(0.9)	(0.4)	7.2	9.6	7.9	4.5	3.4	15.8
Brazil	9.7	5.4	4.8	14.3	34.2	6.1	2.1	3.7	11.9
Canada	2.3	2.4	4.0	4.1	12.8	1.7	2.4	3.6	7.7
Largest 5 Markets	23.6	17.7	29.0	48.5	118.8	28.1	22.1	25.8	76.0
Latin America	10.1	11.4	10.7	18.2	50.4	16.5	19.2	17.6	53.3
EMEA	9.2	12.0	15.5	15.8	52.5	8.2	9.1	9.4	26.7
Asia	5.2	5.1	6.2	6.6	23.1	6.5	5.9	7.1	19.5
Global Markets	24.5	28.5	32.4	40.6	126.0	31.2	34.2	34.1	99.5
Payment Services	0.8	(1.3)	(2.4)	(2.0)	(4.9)	0.5	(3.7)	(2.0)	(5.2)
Corporate items	(28.1)	(20.9)	(38.2)	(28.5)	(115.7)	(19.2)	(22.0)	(20.9)	(62.1)
Operating profit - non-GAAP	20.8	24.0	20.8	58.6	124.2	40.6	30.6	37.0	108.2

Other items not allocated to segments(a)	(94.5)	(15.3)	40.4	(82.3)	(151.7)	(27.7)	(45.2)	(11.7)	(84.6)
Operating profit (loss) - GAAP	$(73.7)	8.7	61.2	(23.7)	(27.5)	$12.9	(14.6)	25.3	23.6

	Margin
	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Margin:
U.S.	0.7%	3.3	2.1	6.2	3.1	4.5%	3.5	0.8	2.9
France	5.1	3.7	12.6	9.1	7.6	3.9	6.2	12.4	7.6
Mexico	3.7	(0.9)	(0.4)	7.6	2.5	9.2	5.3	4.2	6.3
Brazil	11.2	5.9	5.0	15.8	9.4	8.3	3.1	5.8	5.8
Canada	5.2	5.3	8.7	9.3	7.1	4.4	6.1	9.5	6.6
Largest 5 Markets	4.4	3.2	5.3	8.9	5.5	5.8	4.6	5.4	5.3
Latin America	11.1	12.2	11.2	17.9	13.2	18.2	21.1	19.2	19.5
EMEA	6.7	8.7	11.1	11.1	9.4	7.1	8.1	8.4	7.9
Asia	15.8	15.0	17.1	18.1	16.5	16.8	15.3	17.9	16.7
Global Markets	9.4	10.8	12.0	14.5	11.7	12.7	14.1	14.0	13.6
Payment Services	3.6	(5.5)	(9.4)	(7.9)	(5.1)	2.2	(16.7)	(9.2)	(7.8)
Corporate items	(3.4)	(2.5)	(4.5)	(3.4)	(3.5)	(2.5)	(2.9)	(2.8)	(2.8)
Operating profit - non-GAAP	2.5	2.9	2.5	6.9	3.7	5.4	4.1	5.0	4.8

Other items not allocated to segments(a)	(10.3)	(1.9)	4.6	(9.6)	(4.5)	(3.7)	(6.0)	(1.7)	(3.8)
Operating profit (loss) -GAAP	(7.8)%	1.0	7.0	(2.7)	(0.8)	1.7%	(1.9)	3.3	1.0

(a)	See pages 12 and 13 for more information.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below.

Other items not allocated to segments

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
Venezuela operations	$131.3	22.3	25.1	33.1	211.8	$20.5	12.2	19.3	52.0

Operating profit:
FX devaluation in Venezuela	(123.3)	(9.8)	(4.8)	(4.8)	(142.7)	(20.6)	(6.0)	(3.8)	(30.4)
Venezuela operations	34.4	1.9	2.5	6.0	44.8	2.7	1.4	3.8	7.9
Venezuela impairment	—	—	—	—	—	—	(34.5)	(0.8)	(35.3)
2014 Reorganization and Restructuring	—	—	—	(21.8)	(21.8)	(1.5)	1.2	(0.9)	(1.2)
2015 Reorganization and Restructuring	—	—	—	—	—	—	—	(2.0)	(2.0)
Mexican settlement losses	(0.8)	(0.9)	(2.3)	(1.9)	(5.9)	(1.3)	(1.1)	(1.5)	(3.9)
U.S. retirement plans	(6.0)	(3.6)	(3.7)	(59.8)	(73.1)	(7.0)	(6.5)	(6.5)	(20.0)
Acquisitions and dispositions	1.2	1.3	46.9	—	49.4	—	0.3	—	0.3
Share-based compensation adj.	—	(4.2)	1.8	—	(2.4)	—	—	—	—
Operating profit	$(94.5)	(15.3)	40.4	(82.3)	(151.7)	$(27.7)	(45.2)	(11.7)	(84.6)

FX devaluation in Venezuela  The rate we use to remeasure operations in Venezuela declined significantly in February 2015 (from 52 to 170 bolivars to the U.S. dollar) and in March 2014 (from 6.3 to 50 bolivars to the U.S. dollar).  These currency devaluations resulted in losses from the remeasurement of bolivar-denominated net monetary assets.  Nonmonetary assets were not remeasured to a lower basis when the currency devalued.  Instead, under highly inflationary accounting rules, these assets retained their higher historical bases and the excess is recognized in earnings as the asset is consumed, resulting in incremental expense until the excess basis is depleted.  Expenses related to these Venezuelan devaluations have not been allocated to segment results.
Venezuela operations We have excluded from our segment results all of our Venezuela operating results, including foreign exchange devaluation discussed separately above, due to management’s inability to allocate, generate or redeploy resources in-country or globally.  In light of these unique circumstances, the Venezuela business is largely independent of the rest of our global operations.  As a result, the CODM, the Company’s Chief Executive Officer, assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.  Additionally, management believes excluding Venezuela from segment results makes it possible to more effectively evaluate the company’s performance between periods.
Factors considered by management in excluding Venezuela results include:

•	Continued inability to repatriate cash to redeploy to other operations or dividend to shareholders

•	Highly inflationary environment

•	Fixed exchange rate policy

•	Continued currency devaluations and

•	Difficulty raising prices and controlling costs

Venezuela impairment In the second quarter of 2015, we recognized a $34.5 million impairment of the Venezuela property, plant and equipment. In the third quarter of 2015, we recognized additional impairment charges of $0.8 million.  These charges have not been allocated to segment results.
2014 Reorganization and Restructuring Brink’s reorganized and restructured its business in December 2014, eliminating the management roles and structures in its former Latin America and EMEA regions and implementing a plan to reduce the cost structure of various country operations by eliminating approximately 1,700 positions across its global workforce.  Severance costs of $21.8 million associated with these actions were recognized in 2014. Additional charges related to severance and lease terminations of $1.2 million were recognized in the first nine months of 2015. These amounts have not been allocated to segment results.

2015 Reorganization and Restructuring Brink's initiated an additional restructuring of its business in the third quarter of 2015. We recognized $2.0 million in third quarter 2015 costs related to contract terminations, employee severance and property impairment associated with the restructuring. We expect to recognize between $8 and $12 million of additional restructuring costs. The 2015 Reorganization and Restructuring is expected to reduce the global workforce by approximately 1,000 to 1,200 positions and is projected to result in $25 to $35 million in 2016 cost savings. These amounts have not been allocated to segment results.
Mexican settlement losses Employee termination costs in Mexico are accounted for as retirement benefits under FASB ASC Topic 715, Compensation — Retirement Benefits. Settlement charges related to these termination benefits have not been allocated to segment results.

U.S. retirement plans Costs related to our frozen U.S. retirement plans have not been allocated to segment results. Brink’s primary U.S. pension plan settled a portion of its obligation in the fourth quarter of 2014 under a lump sum buy-out offer. Approximately 4,300 terminated participants were paid about $150 million of plan assets under this offer in lieu of receiving their pension benefit. A $56 million settlement loss was recognized as a result of the settlement.

Acquisitions and dispositions Gains and losses related to acquisitions and dispositions that have not been allocated to segment results are described below:

•
Brink’s sold an equity investment in a CIT business in Peru and recognized a $44.3 million gain in the third quarter of 2014. The gain on the sale and the equity earnings have not been allocated to segment results.

•	A favorable adjustment to the 2010 business acquisition gain for Mexico ($0.7 million in the third quarter of 2014) is not allocated to segment results.

•	A favorable adjustment to the purchase price of a third quarter 2014 business acquisition in EMEA ($0.3 million in the second quarter of 2015) is not allocated to segment results.

Share-based compensation adjustment Accounting adjustments related to share-based compensation have not been allocated to segment results ($4.2 million expense in the second quarter of 2014 and a $1.8 million benefit in the third quarter of 2014).  The accounting adjustments revised the accounting for certain share-based awards from fixed to variable fair value accounting as noted in ASC Topic 718, Stock Compensation. As of July 11, 2014, all outstanding equity awards had met the conditions for a grant date as defined in ASC Topic 718 and have since been accounted for as fixed share-based compensation expense.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information excluding income and expenses that have not been allocated to segments (except for Corporate expenses which include salaries and other costs to manage the global business and to perform activities required by public companies). Non-GAAP results also adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

Our Non-GAAP results now exclude Venezuela operations due to our inability to repatriate cash, the inflationary economy, fixed exchange rate policy, continued currency devaluations, and our difficulty raising prices and controlling costs. Management believes excluding Venezuela operating results enables investors to more effectively evaluate the Company’s performance between periods.

The annual consolidated Non-GAAP outlook amounts for 2015 and 2016 on page 8 are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort.

The Non-GAAP information provides information to assist comparability and estimates of future performance. Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance. In addition, Brink’s believes the measures will help investors assess the ongoing operations. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
Non-GAAP	$818.3	836.7	847.4	848.1	3,350.5	$755.6	748.1	739.9	2,243.6
Other items not allocated to segments(a)	131.3	22.3	25.1	33.1	211.8	20.5	12.2	19.3	52.0
GAAP	$949.6	859.0	872.5	881.2	3,562.3	$776.1	760.3	759.2	2,295.6

Operating profit (loss):
Non-GAAP	$20.8	24.0	20.8	58.6	124.2	$40.6	30.6	37.0	108.2
Other items not allocated to segments(a)	(94.5)	(15.3)	40.4	(82.3)	(151.7)	(27.7)	(45.2)	(11.7)	(84.6)
GAAP	$(73.7)	8.7	61.2	(23.7)	(27.5)	$12.9	(14.6)	25.3	23.6

Taxes:
Non-GAAP	$6.9	8.5	6.7	24.8	46.9	$15.2	11.0	13.9	40.1
Other items not allocated to segments(a)	(3.3)	(1.3)	21.5	(27.1)	(10.2)	(3.9)	—	(1.5)	(5.4)
Income tax rate adjustment(b)	5.1	(3.1)	(1.4)	(0.6)	—	4.2	(3.4)	1.7	2.5
GAAP	$8.7	4.1	26.8	(2.9)	36.7	$15.5	7.6	14.1	37.2

Noncontrolling interests:
Non-GAAP	$0.8	2.1	2.2	1.3	6.4	$0.8	1.8	0.8	3.4
Other items not allocated to segments(a)	(31.3)	(3.7)	(1.6)	(0.7)	(37.3)	(6.2)	(16.5)	(1.4)	(24.1)
Income tax rate adjustment(b)	1.3	—	(1.2)	(0.1)	—	(1.1)	1.2	0.2	0.3
GAAP	$(29.2)	(1.6)	(0.6)	0.5	(30.9)	$(6.5)	(13.5)	(0.4)	(20.4)

Non-GAAP margin	2.5%	2.9%	2.5%	6.9%	3.7%	5.4%	4.1%	5.0%	4.8%

(a)
See “Other Items Not Allocated To Segments” on pages 12-13 for pretax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of income (loss).

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The estimated full-year non-GAAP effective tax rate is 42.0% for 2015 and was 45.7% for 2014.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Income from continuing operations attributable to Brink's:
Non-GAAP	$7.3	8.1	5.7	28.3	49.4	$20.1	13.5	18.4	52.0
Other items not allocated to segments(a)	(59.9)	(10.3)	20.5	(54.5)	(104.2)	(17.6)	(28.7)	(8.8)	(55.1)
Income tax rate adjustment(b)	(6.4)	3.1	2.6	0.7	—	(3.1)	2.2	(1.9)	(2.8)
GAAP	$(59.0)	0.9	28.8	(25.5)	(54.8)	$(0.6)	(13.0)	7.7	(5.9)

EPS:
Non-GAAP	$0.15	0.16	0.12	0.58	1.01	$0.41	0.27	0.37	1.04
Other items not allocated to segments(a)	(1.23)	(0.21)	0.41	(1.12)	(2.12)	(0.36)	(0.58)	(0.18)	(1.10)
Income tax rate adjustment(b)	(0.13)	0.06	0.05	0.01	—	(0.06)	0.04	(0.04)	(0.06)
GAAP	$(1.21)	0.02	0.58	(0.52)	(1.12)	$(0.01)	(0.26)	0.16	(0.12)

Amounts may not add due to rounding.

See page 14 for footnote explanations.